EXHIBIT 23.3
                                                                   ------------

[GRAPHIC OMITTED - LOGO]               PRINCIPALS
 McDaniel
 & Associates Consultants Ltd          P.A. Welch P.Eng.    G.M.Heath P.Eng.
                                       B.H. Emslie  P.Eng.  R.F. Ott P. Geol.
                                       C.B. Kowalski P.Eng. B.J. Wurster  P.Eng.

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TO:          UNITED STATES SECURITIES AND EXCHANGE COMMISSION


RE:          ENCANA CORPORATION ("ENCANA")
             - REGISTRATION STATEMENT ON FORM S-8


We hereby consent to the incorporation by reference, in this Registration Statement of EnCana Corporation (the "Registrant") on Form S-8, of the Annual Report of the Registrant on Form 40-F, dated February 23, 2007, for the year ended December 31, 2006, which document makes reference to our firm and our reports evaluating a portion of the Registrant's petroleum and natural gas reserves as of December 31, 2006.


Sincerely,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch

P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta
February 23, 2007





2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary, AB T2P 3G6
Tel: (403) 262-5506    Fax: (403) 233-2744     www.mcdan.com